Exhibit 10.11

Celularity Inc.
Stock Option Grant Notice

Celularity Inc. (the “Company”), under its 2017 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option (the “Option”) to purchase the number of shares of the Company’s Common Stock set forth below. The Option is subject to all of the terms and conditions as set forth in this notice (the “Grant Notice”), in the Option Agreement and in the Plan, both of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in the Option Agreement and the Plan, the terms of the Plan will control.

Optionholder:
Date of Grant:
Vesting Commencement Date:
[Performance Year begins on:	[e.g., employee’s hire date, or 1/1/17]]
[Number of Performance Years:	[Four]]
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:

[Example performance based vesting schedule: This Option has both a performance vesting schedule and a service vesting schedule. Within the first three months of each Performance Year, the Company’s [Chief Executive Officer][Board of Directors] will (i) select the performance goals that must be achieved in that Performance Year (the “Performance Goals”) and (ii) communicate the Performance Goals in writing to the Optionholder. If Optionholder achieves the Performance Goals for that Performance Year, he will be eligible to vest in [25%]2 of the shares subject to this Option (the “Annual Tranche”), subject to satisfying the service vesting schedule. The Company’s [Chief Executive Officer][Board of Directors] will determine achievement against the Performance Goals for a given Performance Year within two months after the end of each Performance Year. Partial credit for achievement of the Performance Goals may be awarded, in the sole discretion of the Company’s [Chief Executive Officer][Board of Directors]. Under the service vesting schedule, if the Optionholder has achieved the Performance Goals for a given Performance Year, he will become fully vested in the Annual Tranche (or portion thereof) for that Performance Year on the date that is two months after the end of the Performance Year, subject to his Continuous Service through such date.]

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

[2]	Modify if number of Performance Years is other than 4.

[Example time-based vesting schedule: The Option will vest over a four year period. Subject to Optionholder’s Continuous Service on each vesting date, this Option will vest as to 25% of the total number of shares of Common Stock subject to the Option one year after the Vesting Commencement Date and as to l/48th of the total number of shares subject to this Option each month thereafter. Any fractional share will be rounded down to the nearest whole share.]

[Example double-trigger change of control vesting provision: If, immediately prior to, on or within twelve months following a Change in Control, either the Company (or any successor entity) terminates Optionholder’s Continuous Service without Cause (and other than due to death or Disability) or Optionholder resigns for Good Reason, and provided Optionholder signs, and does not revoke, the Company’s standard form of release of all claims within 60 days following the date of termination, then [all][50%] of the remaining unvested shares subject to the Option will become fully vested, effective as of the date of termination.]

Payment:	By one or a combination of the following items:
●	By cash, check, bank draft, electronic funds or wire transfer, or money order payable to the Company;
●	By tendering the cash proceeds resulting from a sale on a national stock exchange or market system of some of the shares to be exercised, using a Regulation T Program (also called “broker assisted exercise” or “same day sale”), if the Common Stock is publicly traded;
●	By tendering the cash proceeds resulting from a sale to a third party investor of some of the shares to be exercised, but only if the investor is approved by the Company at the time of exercise, under a private company liquidity assistance program approved by the Company;
●	By tender of shares of Common Stock already owned by the Optionee, subject to any holding period requirement to avoid adverse accounting consequences to the Company and only if permitted by the Company at the time of exercise; and/or
●	By a “net exercise” arrangement, whereby shares of Common Stock that would otherwise be issued on exercise will be deemed exercised but then immediately tendered back to the Company, but only if this Option is a Nonstatutory Stock Option and only if permitted by the Company at the time of exercise.

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement and the Plan. [Optionholder acknowledges that he or she has been made aware of the Company’s Rule 701(e) Information Statement (the “Information Statement”) for the Plan [and how to access the Information Statement on the Company’s stock plan administration platform]. The Company encourages Optionholder to review the Information Statement before exercising this Option. Optionholder acknowledges and agrees that if Optionholder exercises the Option without first reviewing the Information Statement (as drafted at such future date), Optionholder is knowingly and voluntarily declining to review the Information Statement.]3 As of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the Option and supersede all prior oral and written agreements with respect to the Option[, with the exception, if applicable, of any written employment agreement or offer letter agreement between the Company and Optionholder specifying the terms that should govern this Option]4. By accepting the Option, Optionholder consents to receive documents governing the Option by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company from time to time.

*      *      *

[3]	Note to draft: Use this language only if the Company is subject to Rule 701(e) of the Securities Act on the Date of Grant.

[4]	Note to draft: Use this language only for those recipients who have special vesting language in their offer letter that you are not specifically reciting in the vesting schedule. If the offer letter does not provide for accelerated vesting, delete this parenthetical.

Celularity Inc.	Optionholder:

By:	By:
Signature	Signature
Name:	Name:
Title:	Date:
Date:

Attachments: Option Agreement, 2017 Equity Incentive Plan

Celularity Inc.
Option Agreement

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Option Agreement (this “Option Agreement”), Celularity Inc. (the “Company”) has granted you an option (the “Option”) under its 2017 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.

1. Vesting. The Option will vest as provided in your Grant Notice. Vesting will cease, in all events, on the termination of your Continuous Service after taking into account any acceleration that occurs on your termination.

2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to the Option and the exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments as provided in the Plan.

3. Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your Option until you have completed at least six months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise the Option as to any vested portion prior to such six month anniversary in the case of (i) your death or Disability or (ii) a Change in Control.

4. Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”), you may elect at any time that is both during the period of your Continuous Service and during the term of your Option, to exercise all or part of your Option, including the unvested portion of your Option; however:

(a) if the exercise restriction for Non-Exempt Employees applies, this Option may not be exercised until such restriction lapses;

(b) this Early Exercise feature will expire immediately on your termination of Continuous Service, immediately prior to the effectiveness of the Company’s initial public offering of the Common Stock and on the closing of any Change in Control;

(c) a partial exercise of your Option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installments of unvested shares of Common Stock; and

(d) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement that will result in the same vesting as if no early exercise had occurred.

5. Method of Payment. You must pay the full amount of the exercise price for the shares of Common Stock subject to the Option that you wish to exercise. If permitted in your grant notice, you may pay the exercise price through one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded, using a program developed under Regulation T, as provided by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise,” “same day sale” or “sell to cover.”

(b) If the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable on exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must submit an additional payment to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

(c) If permitted by the Board at the time of exercise, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise the Option (or any vested portion thereof), will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise the Option (or any exercisable portion thereof) by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

6. Whole Shares. You may exercise the Option (or any vested portion thereof) only for whole shares of Common Stock.

7. Compliance with Laws. In no event may you exercise the Option (or any vested portion thereof) unless the shares of Common Stock issuable on exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act and compliant with all applicable laws, including the documentation requirements of Rule 701(e) of the Securities Act. The exercise of the Option (or any vested portion thereof) also must comply with all other applicable laws and regulations governing the Option. You may not exercise the Option (or any vested portion thereof) if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treasury Regulations Section 1.40l(k)-1(d)(3), if applicable).

8. Term. You may not exercise the Option before the Date of Grant or after the expiration of the term of the Option. The term of the Option expires, subject to the provisions of the Plan, on the earliest of the following:

(a) immediately on the termination of your Continuous Service for Cause;

(b) three months after the termination of your Continuous Service for any reason other than for Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); however, if during any part of such three month period the Option is not exercisable solely because doing so would violate the registration requirements under the Securities Act, the Option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant and (iii) you have vested in a portion of the Option at the time of your termination of Continuous Service, the Option will not expire until the earlier of (A) the later of (1) the date that is seven months after the Date of Grant, and (2) the date that is three months after the termination of your Continuous Service, and (B) the Expiration Date;

(c) 12 months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d) below);

(d) 12 months after your death if you die either during your Continuous Service or within three months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the 10th anniversary of the Date of Grant.

If the Option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the date that is three months before the date of the Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of the Option under certain circumstances for your benefit but cannot guarantee that the Option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you exercise the Option more than three months after the date your employment with the Company or an Affiliate terminates.

9. Exercise.

(a) You may exercise the vested portion of the Option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company), or making the required electronic election with the Company’s electronic platform (e.g., Equity Edge) or designated broker (e.g., E*Trade), and (ii) paying the exercise price and any applicable withholding taxes to the Company’s stock plan administrator, or to such other person as the Company may designate, together with such additional documents as the Company may then require.

(b) By exercising the Option you agree that, as a condition to any exercise of the Option, you must enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of the Option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise or (iii) the disposition of shares of Common Stock acquired on such exercise.

(c) If the Option is an Incentive Stock Option, by exercising the Option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued on exercise of the Option that occurs within two years after the Date of Grant or within one year after such shares of Common Stock are transferred on exercise of the Option.

10. Transferability. Except as otherwise provided in this Section 10, the Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a) Certain Trusts. On receiving written permission from the Board or its duly authorized designee, and only if doing so does not violate Code Section 409A, the incentive stock option rules (if applicable) and applicable securities laws, you may transfer the Option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b) Domestic Relations Orders. On receiving written permission from the Board or its duly authorized designee, and only if doing so does not violate Code Section 409A, the incentive stock option rules (if applicable) and applicable securities laws, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer the Option pursuant to the terms of a court approved domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-l(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to contact the Company’s Corporate Secretary regarding the proposed terms of any division of the Option prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If the Option is an Incentive Stock Option, the Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c) Beneficiary Designation. On receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise the Option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11. Right of First Refusal and Other Prohibition on Transfer. Before any shares of Common Stock held by you or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company must consent as set forth below and the Company or its assignee(s) shall have a right of first refusal to purchase such shares on the terms and conditions set forth in this Section 11 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the shares (the “Offered Price”); and (v) that the Holder shall offer to sell the shares to the Company and/or its assignee(s) at the Offered Price.

(b) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase any or all of the shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the shares purchased by the Company or its assignee(s) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee) or by any combination thereof.

(e) Holder’s Right to Transfer. If all of the shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such shares to that Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within 120 days after the date of the Notice, (ii) any such sale or other transfer is effected in accordance with any applicable securities laws and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect and (iii) the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the shares in the hands of such Proposed Transferee. If the shares described in the Notice are not transferred to the Proposed Transferee within such 120-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any shares held by the Holder may be sold or otherwise transferred.

(f) Exempt Transfers. Despite anything to the contrary in this Agreement, the following transfers of vested shares shall be exempt from the Right of First Refusal: (i) the transfer of any or all of the shares on your death by will or intestacy to the your “immediate family” (as defined below) but only if each such transferee or other recipient agrees in a writing satisfactory to the Company that the Right of First Refusal (and all other restrictions on transfer set forth in this Agreement) shall continue to apply to the transferred shares in the hands of such transferee or other recipient; (ii) any transfer of shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal shall continue to apply thereafter to such shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights or the Company unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of shares pursuant to the winding up, liquidation or dissolution of the Company. As used herein, the term “immediate family” shall mean the your spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of yours.

(g) Termination of Right of First Refusal and Prohibition on Transfer. The Right of First Refusal and the prohibition on transfer set forth above shall terminate as to all shares issued on exercise of your Option on the earlier of (i) first sale of Common Stock of the Company by the Company to the general public pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Securities Act, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded on the New York Stock Exchange or the Nasdaq Global Market or any other exchange designated by the Board from time to time.

12. Option not a Service Contract. The Option is not an employment or service contract, and nothing in the Option, the Grant Notice, this Option Agreement or the Plan will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in the Option, the Grant Notice, this Option Agreement or the Plan will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

13. Withholding Obligations.

(a) At the time you exercise the Option, in whole or in part, and at any time thereafter as the Company requests, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with the exercise of the Option.

(b) You may not exercise the Option unless the tax withholding obligations of the Company and any Affiliate are satisfied. Accordingly, you may not be able to exercise the Option when desired even though the Option is vested, and the Company will have no obligation to issue a certificate for shares of Common Stock unless such obligations are satisfied.

14. Tax Consequences.

(a) No Obligation to Minimize Taxes. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or your other compensation. In particular, you acknowledge that the Option is exempt from Section 409A only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, which may or may not have been in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates if the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

(b) Early Exercise – 83(b) Election. You also agree that if you are permitted to exercise this Option prior to vesting, and in connection with that exercise, you wish to file an “83(b) election”, it is entirely your responsibility to timely file that election with the applicable taxing authority.

(c) Golden Parachute Taxes. You also agree that if the benefits provided for in connection with this Option or otherwise payable to you by the Company or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then your benefits will be either (1) delivered in full or (2) delivered to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by you on an after-tax basis, of the greatest amount of benefits, despite that all or some of such benefits may be taxable under Section 4999 of the Code. On the reasonable request of the Company, you agree to execute a waiver of your right to receive that portion of any benefits provided hereunder or otherwise, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code, so that no payment or benefit provided hereunder or otherwise to you will be a “parachute payment” under Section 280G(b) of the Code.

15. Notices. Any notices provided for in the Option, this Option Agreement, the Grant Notice or the Plan will be given in writing and will be deemed effectively given on receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting the Option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Governing Plan Document. The Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In addition, the Option (and any compensation paid or shares issued under the Option) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or for a “constructive termination” (or similar term) under any agreement with the Company.

17. Effect on Other Employee Benefit Plans. The value of the Option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18. Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to the Option until such shares are issued to you. On such issuance, you will obtain full voting and other rights as a stockholder of the Company. However, the Company may require, as a condition to such issuance, you to appoint the Company's Chief Executive Officer (or other member of the Board) as having the sole and exclusive power of attorney to vote all such shares of Common Stock subject to the Option, which power shall be effective until the earlier of the completion of a Change in Control or the Company's initial public offering of its securities on a national stock exchange or national market such as Nasdaq or NYSE. The Company may also require, as a condition to such issuance, you to execute an agreement pursuant to which you agree to join the Company’s then-current stockholder agreements. Nothing contained in the Option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

19. Severability. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20. Vested Share Repurchase Option

(a) Vested Share Repurchase Option. The Company and/or its assignee(s) will have the right to repurchase all of the vested shares of Common Stock purchased on the exercise of this Option (the “Vested Shares”) if (i) your employment is terminated by the Company or any of its Subsidiaries or Affiliates for Cause or (ii) you breach the terms of any restrictive covenant agreements with the Company or any of its Subsidiaries or Affiliates, including the Employee Proprietary Information and Inventions Agreement by and between you and the Company (the “Vested Share Repurchase Option”). The repurchase price for each vested share (the “Vested Share Repurchase Price”) will be the Fair Market Value per share on the Repurchase Date (as defined below).

(b) Mechanics of Repurchase.

(i) Without requirement of further action on the part of either party hereto, the Company’s Vested Share Repurchase Option will be deemed to have been automatically exercised as to all Vested Shares at 5:00 p.m. Pacific Time on the Board Determination Date (the “Repurchase Date”); provided, that if required to avoid liability accounting to the Company, the Company’s Vested Share Repurchase Option will instead be automatically exercised as to all Vested Shares at 5:00 p.m. Pacific Time on the later to occur of (i) the Board Determination Date (as defined below) and (ii) the date that is six months following the original purchase of the Vested Shares or such other time necessary to avoid liability accounting to the Company (which date shall be the Repurchase Date), unless any such automatic repurchase would result in a violation of applicable law (including by reason of the Company having insufficient assets to meet its obligations or otherwise). However, on or prior to the Board Determination Date, the Board may decline to exercise its Vested Share Repurchase Option, in which case, the automatic exercise contemplated by the first sentence of this Section 20(b)(i) will not be deemed to have occurred. The “Board Determination Date” means the date on which the Board determines that (x) the your employment will be terminated by the Company or any of its Subsidiaries or Affiliates for Cause or (y) you are in breach of the terms of any restrictive covenant agreements with the Company or any of its Subsidiaries or Affiliates, including the Employee Proprietary Information and Inventions Agreement by and between you and the Company.

(ii) As of the Repurchase Date, the Company and/or its assignee(s) will become the legal and beneficial owner of such Vested Shares and all rights and interests therein or relating thereto. The Company and/or its assignee(s) will have the right to retain and transfer to their own names the number of Vested Shares being repurchased by the Company and/or its assignee(s), and you will no longer be considered the owner of the Vested Shares repurchased by the Company for record or any other purposes. The Vested Share Repurchase Price will be payable, at the option of the Company, in cash (including electronic wire transfer), by check, by cancellation of any debt owed by you to the Company or by any combination of the aforementioned methods. Within 30 days following the Repurchase Date, the Company and/or its assignee(s) will tender payment for the Vested Shares being repurchased. You agree to execute and deliver to the Company all documents necessary to transfer ownership of the Vested Shares to the Company, including, without limitation, any certificates evidencing the Vested Shares subject to the Company’s Vested Share Repurchase Option.

(c) Your Rights. If the Company exercises its Vested Share Repurchase Option pursuant to this Section 20, as of the Repurchase Date, your only remaining right under this Agreement will be the right to receive the Vested Share Repurchase Price, and you will have no right whatsoever to retain the Vested Shares and will have no rights as a stockholder with respect to such Vested Shares.

(d) Termination of Share Option Repurchase Option. The Vested Share Repurchase Option will terminate as to all Vested Shares on the earlier of (i) the first sale of Common Stock of the Company by the Company to the general public pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Securities Act, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded on the New York Stock Exchange or the Nasdaq Global Market or any other exchange designated by the Board from time to time.

21. Escrow. As security for your faithful performance of the terms of this Agreement and to insure the availability for delivery of your Vested Shares on exercise of the Vested Share Repurchase Option, as well as the Company’s Right of First Refusal, you agree, upon an exercise hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent, three stock powers together with all certificates evidencing all of the Vested Shares. These documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to Joint Escrow Instructions provided by the Company and delivered to the Escrow Agent upon exercise of the Option.

22. Miscellaneous.

(a) The rights and obligations of the Company under the Option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree on request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Option.

*      *      *

This Option Agreement, together with any appendix attached hereto that addresses local or foreign legal requirements, will be deemed to be signed by you on the signing by you of the Grant Notice to which it is attached.

Attachment: Foreign Laws
(if applicable)

Nature of Grant. In accepting this Option, you acknowledge that:

1.	The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement.

2.	The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

3.	All decisions with respect to future option grants, if any, will be at the sole discretion of the Company.

4.	Your participation in the Plan does not create a right to further employment with your employer or additional time in service with the Company or any of its affiliates, and shall not interfere with the ability of your employer to terminate your employment relationship (or the ability of the Company or its affiliates to terminate any other service relationship) at any time with or without cause. The Option will not be interpreted to form an employment contract or relationship with the Company, your employer, or any subsidiary or affiliate of the Company.

5.	You are voluntarily participating in the Plan.

6.	The Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or your employer, and is outside the scope of your employment or service contract, if any. The Option is not part of your normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or your employer.

7.	The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. If the underlying shares of Common Stock do not increase in value, the Option will have no value. If you purchase the shares of Common Stock subject to this Option, the value of those shares of Common Stock may increase or decrease.

8.	In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or shares of Common Stock purchased through exercise of the Option resulting from termination of Optionee’s employment or other service with the Company or the Employer (for any reason whatsoever) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, despite the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, Optionee shall be deemed irrevocably to have waived Optionee’s entitlement to pursue such claim.

9.	On the termination of your employment or service, your right to vest in the Option will terminate effective as of the date that you are no longer actively employed or otherwise providing service and will not be extended by any notice period mandated under the local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). Furthermore, on the termination of employment or service, your right to exercise the Option, if any, will be measured by the date of termination of your active employment or service and will not be extended by any notice period mandated under local law. The Company shall have the exclusive discretion to determine when you are no longer actively employed or rendering services for purposes of this Option.

Data Privacy. In accepting this Option:

1.	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, you employer, the Company and its subsidiaries and affiliates for the purpose of implementing, administering and managing your participation in the Plan, as well as for the purpose of the Company’s compliance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires certain public companies to calculate and disclose on an annual basis the ratio of the median of the annual total compensation of all employees of an issuer as compared to the annual total compensation of its chief executive officer (the “CEO Pay Ratio”).

2.	You understand that the Company and your employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan and complying with the CEO Pay Ratio (“Data”).

3.	You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan and for compliance with the CEO Pay Ratio. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan and as is necessary for compliance with the CEO Pay Ratio. You understand that you may, at any time, view the Data, request additional information about the storage processing of the Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

Rules for Your Specific Country of Residence.

[Insert specific country notices here]

Celularity Inc.

2017 EQUITY INCENTIVE plan

notice of exercise & stock purchase agreement
(option exercise to purchase vested shares)

This Notice of Exercise & Stock Purchase Agreement (“Notice”), dated as of ____________, 20__ (the “Exercise Date”), constitutes written notice to Celularity Inc., a Delaware corporation (the “Company”) that ________________ (“Purchaser”) hereby elects to purchase _____ shares of the Company’s Common Stock (the “Shares”) that are subject to the stock option granted to Purchaser on ____________ ___, 20___ (the “Option”), under the terms of a Stock Option Grant Notice and Option Agreement (the “Option Agreement”). Capitalized terms used in this Notice, if not defined herein, have the meaning ascribed to them in the Option Agreement, or, as applicable, the Company’s 2017 Equity Incentive Plan (the “Plan”).

As used in this Notice, “Shares” refers not only to the shares of Common Stock purchased under this Notice but also all securities and property received in respect of those shares in a Capitalization Adjustment, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the purchased shares.

1. Exercise Details. The exercise price for the Shares shall be $_________ per Share, for a total purchase price of $___________. As the Shares are not publicly traded, Purchaser shall pay the full exercise price to the Company in cash, check, bank draft, electronic funds or wire transfer, or money order payable to the Company. The purchase and sale of the Shares shall occur at the principal office of the Company simultaneously with the execution and delivery of this Notice, the payment of the aggregate exercise price, and the satisfaction of any applicable tax withholding obligations, all in accordance with the provisions of the Option Agreement.

2. The Company’s Vested Share Repurchase Option.

(a) Vested Share Repurchase Option. The Company and/or its assignee(s) shall have the right to repurchase all of the then-vested Shares (the “Vested Shares”) purchased under this Agreement if (i) Purchaser’s employment is terminated by the Company or any of its Subsidiaries or Affiliates for Cause or (ii) Purchaser breaches the terms of any restrictive covenant agreements with the Company or any of its Subsidiaries or Affiliates, including the Employee Proprietary Information and Inventions Agreement by and between Purchaser and the Company (the “Vested Share Repurchase Option”). The repurchase price for each Vested Share (the “Vested Share Repurchase Price”) will be the Fair Market Value per Share on the Vested Share Repurchase Date (as defined below).

(b) Mechanics of Repurchase.

(i) Without requirement of further action on the part of either party hereto, the Company’s Vested Share Repurchase Option will be deemed to have been automatically exercised as to all Vested Shares at 5:00 p.m. Pacific Time on the Vested Share Board Determination Date (the “Vested Share Repurchase Date”); provided, that if required to avoid liability accounting to the Company, the Company’s Vested Share Repurchase Option will instead be automatically exercised as to all Vested Shares at 5:00 p.m. Pacific Time on the later to occur of (i) the Vested Share Board Determination Date (as defined below) and (ii) the date that is six months following the original purchase of the Vested Shares or such other time necessary to avoid liability accounting to the Company (which date shall be the Vested Share Repurchase Date), unless any such automatic repurchase would result in a violation of applicable law (including by reason of the Company having insufficient assets to meet its obligations or otherwise). However, on or prior to the Vested Share Board Determination Date, the Board may decline to exercise its Vested Share Repurchase Option, in which case, the automatic exercise contemplated by the first sentence of this Section 3(b)(i) will not be deemed to have occurred. The “Vested Share Board Determination Date” shall mean the date on which the Board determines that (x) Purchaser’s employment shall be terminated by the Company or any of its Subsidiaries or Affiliates for Cause or (y) Purchaser is in breach of the terms of any restrictive covenant agreements with the Company or any of its Subsidiaries or Affiliates, including the Employee Proprietary Information and Inventions Agreement by and between Purchaser and the Company.

(ii) As of the Vested Share Repurchase Date, the Company and/or its assignee(s) will become the legal and beneficial owner of such Vested Shares and all rights and interests therein or relating thereto. The Company and/or its assignee(s) will have the right to retain and transfer to their own names the number of Vested Shares being repurchased by the Company and/or its assignee(s), and Purchaser will no longer be considered the owner of the Vested Shares repurchased by the Company for record or any other purposes. The Vested Share Repurchase Price will be payable, at the option of the Company, in cash (including electronic wire transfer), by check, by cancellation of any debt owed by Purchaser to the Company or by any combination of the aforementioned methods. Within 30 days following the Vested Share Repurchase Date, the Company and/or its assignee(s) will tender payment for the Vested Shares being repurchased. Purchaser agrees to execute and deliver to the Company all documents necessary to transfer ownership of the Vested Shares to the Company, including, without limitation, any certificates evidencing the Vested Shares subject to the Company’s Vested Share Repurchase Option.

(c) Purchaser’s Rights. If the Company exercises its Vested Share Repurchase Option pursuant to this Section 3, as of the Vested Share Repurchase Date, the only remaining right of Purchaser under this Agreement will be the right to receive the Vested Share Repurchase Price, and Purchaser will have no right whatsoever to retain the Vested Shares and will have no rights as a stockholder with respect to such Vested Shares.

(d) Termination of Vested Share Option. The Vested Share Repurchase Option will terminate as to all Shares on the earlier of (i) the first sale of Common Stock of the Company by the Company to the general public pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Securities Act, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded on the New York Stock Exchange or the Nasdaq Global Market or any other exchange designated by the Board from time to time.

3. Escrow. As security for Purchaser’s faithful performance of the terms of this Notice and to insure the availability for delivery of Purchaser’s Shares on exercise of the Vested Share Repurchase Option or the Right of First Refusal (as described in Section 11 of the Option Agreement), Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto, together with all certificates evidencing all of the Shares subject to this Agreement. These documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in the form attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

4. Limitations on Transfer.

(a) General Restrictions. No Shares purchased pursuant to this Notice, nor any beneficial interest in such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by Purchaser or any subsequent transferee other than in compliance with this Notice. The Shares remain subject to the Lock-Up Period described in Section 6(d) of this Notice and the restrictions on transfer described in Section 11 of the Option Agreement (including the Right of First Refusal), which provisions are incorporated by reference herein. Purchaser acknowledges that Purchaser may be required to hold the Shares purchased hereunder indefinitely.

(b) Pre-Liquidity Transfer Prohibition. In addition to the other restrictions on transfer set forth in this Agreement and the Plan, Purchaser acknowledges that the Company has an interest in ensuring that the Shares continue to be held by Purchaser or persons to whom Purchaser is permitted to transfer such Shares until such time as the Company undertakes a liquidity event such as an initial public offering or a change of control. Accordingly, by purchasing the Shares, Purchaser agrees that, in addition to the Right of First Refusal and other transfer restrictions set forth in this Agreement and the Plan, Purchaser will not transfer any of the Shares before the 7th anniversary of the date of this Agreement, whether by sale, gift or other transfer, to any person without the Company’s prior written consent, which the Company may grant or withhold, in its sole and absolute discretion. Purchaser acknowledges that his agreement to the provisions of this paragraph are a material inducement to the Company to sell Purchaser the Shares, that the Company would not sell Purchaser the Shares without his agreement to the provisions of this paragraph, and Purchaser further agrees that these provisions are a reasonable means to protect the Company's interest described above.

5. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser agrees that by exercising the Option, Purchaser will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares that occurs within two (2) years after the Date of Grant or within one (1) year after the date of exercise, to the extent the Option being exercised is an Incentive Stock Option.

(g) Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Notice, including, without limitation, all exhibits and attachments to this Notice.

(h) Nothing in this Notice supersedes the terms of Section 14 of the Option Agreement, all of which remain in full force and effect.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Purchaser understands and agrees that the Company shall place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

(i) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE OPTIONS, RIGHTS OF FIRST REFUSAL AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.

(ii) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE IMPLEMENTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b) Stop-Transfer Notices. Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) Lock Up. Purchaser agrees that Purchaser will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by Purchaser during the period commencing 18 days prior to, and ending 180 days after, the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as may be necessary to permit compliance with NASD Rule 2711 or NYSE Member Rule 472 or similar or successor rules and regulations or as may be required by the managing underwriter(s) for the offering under such registration statement or otherwise in connection with such registration statement) (the “Lock-Up Period”); however, nothing contained in this paragraph will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Purchaser further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Shares until the end of such period. The underwriters of the Company’s stock are intended third-party beneficiaries of this paragraph and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Purchaser agrees that this provision will be binding on anyone to whom Purchaser transfers Shares purchased under this Agreement.

7. No Employment Rights. Nothing in this Notice shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s service relationship, for any reason, with or without cause.

8. Tax Consequences.

(a) Purchaser hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Purchaser’s tax liabilities. Purchaser will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from this Agreement.

(b) Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any other person. Purchaser understands that he (and not the Company or any other person) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(c) Purchaser understands that the Shares have been valued by the Company’s Board of Directors for the purpose of this sale, and that the Company believes this valuation represents a fair appraisal of its worth. Purchaser also understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined. If the Internal Revenue Service were to succeed in a determination that the Shares had value greater than the purchase price, the additional value would constitute income as of the date of its receipt. The additional taxes (and interest) due would be payable by Purchaser, and there is no provision for the Company to reimburse him for that tax liability. Purchaser assumes responsibility for such potential tax liability.

(d) Purchaser also agrees that if the benefits provided for under this Agreement or otherwise payable to Purchaser by the Company or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Purchaser’s benefits will be either (1) delivered in full or (2) delivered to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Purchaser on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some of such benefits may be taxable under Section 4999 of the Code. On the reasonable request of the Company, Purchaser agrees to execute a waiver of Purchaser’s right to receive that portion of any benefits provided hereunder or otherwise, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code, so that no payment or benefit provided hereunder or otherwise to Purchaser will be a “parachute payment” under Section 280G(b) of the Code

9. [Stockholder Agreements. Purchaser agrees to deliver (a) an executed [adoption agreement] joining Purchaser as a “[Stockholder]” to the Company’s Voting Agreement, as may be amended and supplemented from time to time in accordance with its terms and (b) an executed [joinder agreement] joining Purchaser as a “[Key Holder]” to the Company’s Right of First Refusal and Co-Sale Agreement. Copies of the Voting Agreement and Right of First Refusal and Co-Sale Agreement shall be made available upon request by Purchaser.]

10. Miscellaneous.

(a) Entire Agreement. This Notice sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.

(b) Severability. If all or any part of this Notice, the Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Notice, the Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Notice (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

(c) No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Right of First Refusal shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(d) Notices. The notice provisions of Section 15 of the Option Agreement are incorporated by reference herein.

(e) Counterparts. This Notice may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. The rights and benefits of this Notice shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Notice may only be assigned with the prior written consent of the Company.

Signature Page Follows

IN WITNESS WHEREOF, the parties have duly executed this Notice as of the Exercise Date.

THE COMPANY:

Celularity Inc.

(Signature)
Name:
Title:

purchaser:

(Signature)
Name:

Exhibit A

Joint Escrow Instructions

Celularity Inc.

Attn: Corporate Secretary

As Escrow Agent for both Celularity Inc., a Delaware corporation (“Company”) and _____________ (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Notice of Early Exercise & Early Exercise Stock Purchase Agreement dated as of ____________ __, 20____ (“Agreement”), to which a copy of these Joint Escrow Instructions is attached as an Exhibit, in accordance with the following instructions:

1. In the event Company or an assignee shall elect to exercise the Vested Share Repurchase Option (the “Repurchase Option”) set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4. This escrow shall terminate on the expiration of the Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder; however, if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, despite any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to the Company. In the event of any such termination, the Secretary of the Company shall automatically become the successor Escrow Agent unless the Company shall appoint another officer or assistant officer of the Company as successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

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14. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) on personal delivery to the party to be notified, (b) when sent by Company email or confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then at 9:00 a.m. Pacific Time on the next business day, (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s Company email account, such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten days advance written notice to the other party hereto.

Company:	Celularity Inc.

Purchaser:

Escrow Agent:	Secretary, Celularity Inc.
c/o Celularity Inc.

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Jones Day) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely on the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

18. These Joint Escrow Instructions shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware, without regard to its rules governing conflicts of laws.

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THE COMPANY:

Celularity Inc.

(Signature)
Name:
Title:

purchaser:

(Signature)
Name:

ESCROW AGENT:

(Signature)
Name:

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Exhibit B

Stock Assignment Separate from Certificate

FOR VALUE RECEIVED, I, _______________________ (the “Purchaser”) hereby sell, assign and transfer unto _____________________________, _________________________ (________) shares of the Common Stock of Celularity Inc., a Delaware corporation (the “Company”) standing in my name on the books of said corporation represented by Certificate No. _______ herewith and do hereby irrevocably constitute and appoint ___________________, as the undersigned’s attorney-in-fact, with full power of substitution in the premises, to transfer the said stock on the books of the Company.

This assignment may be used only in accordance with the Early Exercise Stock Purchase Agreement by and between the Company and the undersigned dated as of ____________, and any exhibits and amendments thereto.

Date:_____________________________________.
“Purchaser”

(Signature)

(Print Name)

Instructions to Purchaser: Please do not fill in any blanks other than the signature and printed name lines. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the shares on exercise of its “Vested Share Repurchase Option” set forth in the Agreement without requiring additional signatures on the part of Purchaser.